UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 23, 2015

TIGER JIUJIANG MINING, INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-54567	80-05552115
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

6/F, No.81 Meishu East Road, Kaohsiung, Taiwan	804
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 888-755-9766

_____________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

(1)	Previous Independent Registered Public Accounting Firm

(i)	On September 23, 2015, Li and Company, PC, the Corporation’s independent accountants resigned as the principal independent accountants for Tiger Jiujiang Mining, Inc. (“Tiger” or the “Company”).

(ii)

The reports of Li and Company on the financial statements of the Company as of February 28, 2015 and 2014 and for the fiscal years then ended did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than an explanatory paragraph as to a going concern.

(iii)

During the Company’s two most recent years ended February 28, 2015 and 2014, and any subsequent interim periods through September 23, 2015, the date of cessation, there were: (1) no disagreements between Tiger and Li and Company on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of G&C, would have caused G&C to make reference to the subject matter of the disagreement in their report on Tiger’s consolidated financial statements for such year, and (2) no reportable events within the meaning set forth in Item 304 of Regulation S-K.

(iv)

On October 19, 2015, Tiger provided Li and Company with a copy of this Current Report on Form 8-K and requested that they furnish us a letter, addressed to the Securities and Exchange Commission, stating whether they agree with the information disclosed in this Current Report. A copy of the letter dated October 19, 2015 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(2)	New Independent Registered Public Accounting Firm

The Company has not yet engaged another firm to assume the role of its new principal independent accountants but is actively working to establish a relationship with a new principal independent accountant.

Item 9.01. Exhibits

16.1	Letter of Li and Company, PC, Certified Public Accountants to the Securities and Exchange Commission dated October 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIGER JIUJIANG MINING, INC.

/s/ Chang, Ya-Ping
Chang, Ya-Ping
President, Secretary, CEO and Director
Date: October 19, 2015